Exhibit 10.3

Conversion Notice and Agreement

February 26, 2021

Medicine Man Technologies, Inc.

4880 Havana St., Suite 201

Denver, CO 80239

Re: Medicine Man Technologies, Inc. (“Maker”) Convertible Promissory Note and Security Agreement (the “Note”), dated December 16, 2020, issued by Maker to Dye Capital & Company, LLC (“Holder”). All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note.

Holder hereby elects to convert all outstanding amounts under the Note, including, without limitation, all outstanding principal amount and all accrued and unpaid interest of the Note, on the date hereof which Holder and Maker acknowledge and agree totals $5,060,230.97 into shares of Preferred Stock at a conversion price equal to $1,000 per share in full satisfaction and repayment of the Note pursuant to Section 1.05(a) of the Note in connection with Maker’s closing of a Qualified Financing on or about the date hereof. Holder agrees to surrender and deliver the original Note to Maker marked “paid in full” as soon as possible following the date hereof.

Other than (i) as expressly set forth in this Conversion Notice and Agreement (this “Agreement”), (ii) the receipt of shares of Preferred Stock upon conversion of the Note as set forth above, and (iii) the payment by Maker to Holder for any fractional shares pursuant to section 1.05(c) of the Note, Holder hereby fully and irrevocably waives any other rights, claims, losses, demands, defaults, events of default and remedies under the Note and the Purchase Agreement, fully and irrevocably releases and discharges Maker for same and acknowledges and agrees that, notwithstanding the fact that Holder may not have delivered and surrendered the original Note to Maker as of the date hereof, the Note is nevertheless hereby cancelled and deemed paid in full. Without limiting the generality of the foregoing, Holder hereby waives its right to receive any consideration and rights issued to CRW Capital Cann Holdings, LLC (“CRW”) pursuant to the Securities Purchase Agreement and letter agreement entered into between Maker and CRW on or about the date hereof in connection with the Qualified Financing (copies of which have been provided to Holder and Holder hereby acknowledges receiving and reviewing).

Upon its execution of this Agreement, Maker agrees to issue to Holder 5,060 shares of Preferred Stock (the “Shares”) and to pay to Holder $230.97 in lieu of Maker issuing any fractional shares of Preferred Stock to Maker upon the conversion of the Note pursuant to Section 1.05(c) of the Note (the “Cash Payment”). Upon issuance of the Shares and payment of the Cash Payment (i) Maker will be forever released from all its obligations and liabilities under the Note and the Note will be of no further force or effect, (iii) Holder’s Lien (as defined in the Note) on the Collateral will be released, and (iii) Maker is authorized to take any and all action to terminate Holder’s lien on the Collateral, including, without limitation, to file terminations of any financing statement.

When issued, the Shares shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, security interests, mortgages, pledges, claims, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws.

Holder hereby represents and warrants to Maker that the representations and warranties made by Holder to Maker in Section 3 of the Purchase Agreement are true and correct as if made on the date hereof.

From and after the date of this Agreement, upon the request of a party hereto, the other party hereto shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm, carry out and effectuate fully the intent and purposes of this Agreement.

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This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A facsimile, electronic or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

Sections 3.04 (Governing Law), 3.05 (Jurisdiction and Venue), 3.06 (Waiver of Jury Trial), 3.08 (Successor and Permitted Assigns), 3.09 (Notices) and 3.10 (Severability) are hereby incorporated by reference into and made a part of this Agreement, mutatis mutandis.

[Signature Page Follows]

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Very truly yours, DYE CAPITAL & COMPANY, LLC By: /s/Justin Dye Name: Justin Dye Title: Authorized Person

ACCEPTED AND AGREED BY MAKER:

Medicine Man Technologies, Inc.

By: /s/ Nancy Huber

Name: Nancy Huber

Title: Chief Financial Officer

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